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                                                                     EXHIBIT 11


                  FUSION SYSTEMS CORPORATION AND SUBSIDIARIES
                               EARNINGS PER SHARE
               CALCULATION OF WEIGHTED-AVERAGE SHARES OUTSTANDING
                                 (In thousands)


                                                                  Three Months Ended                Nine Months Ended
                                                           --------------------------------  -------------------------------
                                                             September 27,   September 29,    September 27,   September 29,
                                                                 1996            1995             1996            1995
                                                           ---------------- ---------------  --------------- ---------------
Common Stock                                                       7,792           7,678            7,775           7,637

Options to acquire Common Stock (treasury stock method)              117             462              269             480

                                                           ---------------- ---------------  --------------- ---------------

Weighted-Average Shares Outstanding                                7,909           8,140            8,044           8,117
                                                           ================ ===============  =============== ===============